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                                 EXHIBIT 21

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SUBSIDIARY                                       JURISDICTION OF INCORPORATION
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
Watts Industries, Inc.                                     DE

Watts Regulator Co.                                        MA

Watts Securities Corporation                               MA

Watts Business Trust                                       MA

Webster Investment Company                                 DE

Watts Drainage Products, Inc.                              DE

Jameco Industries, Inc.                                    NY

Anderson-Barrows Metals Corporation                        CA

Webster Valve, Inc.                                        NH

Rudolph Labranche, Inc.                                    NH

Ames Holdings, Inc.                                        DE

Watts Spacemaker, Inc.                                     CA

Watts Radiant, Inc.                                        DE

Watts Distribution Company, Inc.                           DE

Watts Premier, Inc.                                        AZ

Hunter Innovations, Inc.                                   CA

Watts Intermes GmbH                                        Austria

Watts Ocean NV                                             Belgium

Watts MTB AD                                               Bulgaria

Watts Industries Canada                                    Canada

Watts Investment Company Canada Ltd.                       Canada
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
Tanguu Watts Valve Co., LTD                                China

Tianjin Tanggu Watts Bronze Valve Company Limited          China

Taizhou Shida Pipe Product Manufacturing Co., Ltd.         China

Tianjin Watts Valve Co.                                    China

Watts Eurotherm SA                                         France

Watts Electronics SA                                       France

WIG Armaturen Vertriebs GmbH                               Germany

Watts Germany Holding GmbH                                 Germany

Watts Industries Deutchland                                Germany

WSA Heizungs & Sanitartechnik GmbH                         Germany

W1C Verwaltungs & Beteiligungs GmbH                        Germany

Watts Instrumentation GmbH                                 Germany

Watts Italy Holding SPA f/k/a Intemes SpA                  Italy

Watts Londa SPA                                            Italy

Watts Intermes f/k/a WLI S.R.L.                            Italy

Watts Cazzaniga S.p.A.                                     Italy

Immobiliare Cazziniga S.r.l.                               Italy

Watts Stern Rubinetti S.r.l.                               Italy

Watts Industries Europe BV                                 Netherlands

Philabel BV                                                Netherlands
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
Watts Ocean BV                                             Netherlands

Anderson Barrows Benelux BV                                Netherlands

Watt Europe Services BV                                    Netherlands

Watts Industries, Sp. Z.o.o                                Poland

Watts Industries Iberica SA                                Spain

Watts Sweden Holding AB                                    Sweden

Watts Eminent AB                                           Sweden

Watts Industries Nordic AB                                 Sweden

Lefeva AB                                                  Sweden

Watts Intermes AG                                          Switzerland

Watts Industries Tunisia                                   Tunisia

Watts U.K. Ltd.                                            UK
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